Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2018

Key Highlights:

•	Announced a ninth oil discovery on the Stabroek Block, offshore Guyana, at the Hammerhead-1 exploration well located approximately 13 miles southwest of the Liza-1 well
•	The Hammerhead discovery adds to the previously announced estimate of gross discovered recoverable resources on the Stabroek Block of more than 4 billion barrels of oil equivalent
•	Completed the sale of our joint venture interests in the Utica shale play in eastern Ohio for net proceeds of approximately $400 million
•

Completed the purchase of $250 million in common stock, as part of our previously announced $1.5 billion share repurchase program, bringing total purchases to $1.25 billion; the remaining $250 million is expected to be completed during the fourth quarter

Third Quarter Financial and Operating Highlights:

•	Net income was $52 million, or $0.14 per common share, compared with a net loss of $624 million, or $2.02 per common share, in the prior-year quarter
•	Adjusted net income was $123 million, or $0.38 per common share, compared to an adjusted net loss of $324 million, or $1.07 per common share, in the third quarter of last year
•	Oil and gas production exceeded guidance: total net production averaged 279,000 barrels of oil equivalent per day (boepd), excluding Libya
•	Bakken net production was 118,000 boepd, up from 103,000 boepd in the year-ago quarter
•	Exploration & Production capital and exploratory expenditures were $542 million in the quarter, compared to $558 million in the prior-year quarter
•	Cash and cash equivalents, excluding Midstream, were $2.6 billion at September 30, 2018

NEW YORK, October 31, 2018 — Hess Corporation (NYSE: HES) today reported net income of $52 million, or $0.14 per common share, in the third quarter of 2018, compared to a net loss of $624 million, or $2.02 per common share, in the third quarter of 2017.  On an adjusted basis, the Corporation reported net income of $123 million, or $0.38 per common share, in the third quarter of 2018, compared with an adjusted net loss of $324 million, or $1.07 per common share, in the prior-year quarter.  Higher realized crude oil selling prices combined with lower operating costs and depreciation, depletion and amortization expense in the third quarter of 2018 more than offset lower production volumes due to asset sales, compared with the prior-year quarter.

“We achieved another strong quarter, delivering higher production and lower costs than our guidance while keeping capital and exploratory expenditures flat with guidance for the year,” Chief Executive Officer John Hess said.  “Our reshaped portfolio is well positioned for a decade plus of capital efficient production growth with increasing cash generation and returns to shareholders.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$144	$(474)	$150	$(1,061)
Midstream	30	(12)	88	22
Corporate, Interest and Other	(122)	(138)	(422)	(358)
Net income (loss) attributable to Hess Corporation	$52	$(624)	$(184)	$(1,397)

Net income (loss) per common share (diluted) (a)	$0.14	$(2.02)	$(0.73)	$(4.55)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$203	$(238)	$236	$(825)
Midstream	30	22	88	56
Corporate, Interest and Other	(110)	(108)	(329)	(328)
Adjusted net income (loss) attributable to Hess Corporation	$123	$(324)	$(5)	$(1,097)

Adjusted net income (loss) per common share (diluted) (a)	$0.38	$(1.07)	$(0.13)	$(3.60)

Weighted average number of shares (diluted)	297.3	314.5	300.4	314.3
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability of earnings between periods summarized on page 7.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 8.

Exploration and Production:

Exploration and Production (E&P) net income in the third quarter of 2018 was $144 million, compared to a net loss of $474 million in the third quarter of 2017.  On an adjusted basis, third quarter 2018 net income was $203 million, compared to a net loss of $238 million in the prior-year quarter.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $66.08 per barrel in the third quarter of 2018, up from $46.97 per barrel in the year-ago quarter.  Noncash losses on crude oil hedging contracts reduced third quarter 2018 after-tax results by $49 million.  The average realized natural gas liquids selling price in the third quarter of 2018 was $24.29 per barrel, versus $17.22 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.11 per mcf, compared to $3.35 per mcf in the third quarter of 2017.

Net production, excluding Libya, was 279,000 boepd in the third quarter of 2018, down from 299,000 boepd in the prior-year quarter.  Excluding assets sold in 2017 and Libya, third quarter 2017 net production was 249,000 boepd.  Growth in production was driven primarily by the Bakken, North Malay Basin and the Gulf of Mexico.  Libya net production was 18,000 boepd in the third quarter of 2018, compared with 12,000 boepd in the year-ago quarter.  Full year 2018 production, excluding Libya, is now expected to be approximately 255,000 boepd, which is the upper end of our previous guidance range.

Excluding items affecting comparability of earnings between periods and including Libya, cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $11.41 per barrel of oil equivalent (boe) in the third quarter, down 17 percent from $13.77 per boe in the prior-year quarter.  This improvement is due to increased low-cost production from the Gulf of Mexico and North Malay Basin, cost savings initiatives, and sales of higher cost assets.  The E&P effective tax rate, excluding items affecting comparability and Libya, was a benefit of 5 percent in the third quarter of 2018, compared to a benefit of 18 percent in the prior-year period.

Operational Highlights for the Third Quarter of 2018:

Bakken (Onshore U.S.):  Net production from the Bakken increased 15 percent to 118,000 boepd from 103,000 boepd in the year-ago quarter due to increased drilling activity, improved well performance, and the impact of severe weather in the third quarter of 2017.  The Corporation operated an average of five rigs in the third quarter, drilling 34 wells and bringing 29 new wells online.  The

Corporation added a sixth rig late in the third quarter of this year.  Full year 2018 production guidance for the Bakken remains 115,000 boepd to 120,000 boepd.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 71,000 boepd, compared to 59,000 boepd in the prior-year quarter, reflecting higher production primarily from the Penn State and Stampede fields.  Production from the Conger Field resumed in mid-July after being shut-in since the fourth quarter of 2017 due to a shutdown of the third-party operated Enchilada platform.

North Malay Basin (Offshore Malaysia):  Net production from North Malay Basin (Hess operated - 50 percent) was 31,000 boepd, compared to 14,000 boepd in the prior-year quarter.  Production from the full field development commenced in July 2017.  In July, we entered into a sale and lease-back arrangement for a floating, storage and offloading vessel (FSO) to handle produced condensate from the field and received net proceeds of approximately $130 million.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), the operator, Esso Exploration and Production Guyana Limited, announced a ninth discovery on the Block at the Hammerhead-1 exploration well, which encountered approximately 197 feet of high-quality, oil-bearing sandstone reservoir.  The well, located approximately 13 miles southwest of the Liza-1 well, targeted Miocene aged reservoir and proves a new play concept for potential development on the Block.  The Hammerhead discovery adds to the eight previous discoveries that are estimated to contain gross recoverable resources of more than 4 billion boe and have established the potential for up to five floating, production, storage and offloading (FPSO) vessels producing over 750,000 gross barrels of oil per day (bopd) by 2025.

The Liza Phase 1 development, which is expected to begin producing oil by early 2020, will use the Liza Destiny FPSO to produce up to 120,000 gross bopd.  Construction of the FPSO and subsea equipment is well advanced.  Phase 2 of the Liza development, which will use a second FPSO designed to produce up to 220,000 gross bopd, is expected to be producing by mid-2022.  A third phase of development at the Payara Field is expected to use an FPSO designed to produce approximately 180,000 gross bopd, with first production expected as early as 2023.

A second exploration vessel, the Noble Tom Madden, will commence drilling at the Pluma prospect, which is located approximately 17 miles south of the Turbot discovery, in November.

Canada (Offshore):  In Nova Scotia (Hess – 50 percent), drilling of the Aspy exploration well, which is operated by BP Canada, is ongoing.

Suriname (Offshore):  At Block 42 (Hess – 33 percent), the operator, Kosmos Energy Ltd, completed drilling operations on the Pontoenoe-1 exploration well in October.  High-quality reservoir was encountered, but commercial hydrocarbons were not discovered.  Well costs incurred through September 30, 2018 of $25 million were expensed in the third quarter.  Well results will be integrated in the ongoing evaluation to inform future exploration on the block.

Midstream:

The Midstream segment, comprised primarily of Hess Infrastructure Partners LP, our 50/50 midstream joint venture, had net income of $30 million in the third quarter of 2018, compared to a net loss of $12 million in the prior-year quarter.  Excluding items affecting comparability of earnings between periods, third quarter 2017 net income was $22 million.  Third quarter 2017 results attributable to Hess Corporation included an after-tax charge of $34 million related to the sale of Permian Midstream assets that were wholly-owned by Hess Corporation.

Corporate, Interest and Other:

Net results for Corporate, Interest and Other were an after-tax expense of $122 million in the third quarter of 2018, compared to an after-tax expense of $138 million in the third quarter of 2017.  On an adjusted basis, third quarter 2018 after-tax expenses were $110 million, compared to $108 million in the third quarter of 2017.  Adjusted corporate expenses of $26 million in the third quarter of 2018 were down $10 million, compared to the year-ago quarter primarily as a result of lower employee related costs.  In the third quarter of 2018, interest expense of $84 million was $12 million higher than the year-ago quarter primarily due to lower capitalized interest.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $542 million in the third quarter of 2018, compared to $558 million in the prior-year quarter.  The 2018 activity primarily reflects ongoing drilling in the Bakken, increased Liza Phase 1 development activity, exploration wells in Canada and Suriname, and lower expenditures in the Gulf of Mexico.  For full year 2018, our E&P capital and exploratory expenditures guidance remains unchanged at approximately $2.1 billion.

Midstream capital expenditures were $83 million in the third quarter of 2018, up from $27 million in the year-ago quarter primarily due to expansion of gathering systems and compression capacity to support Hess and third-party production growth.  In addition, Midstream investments in its 50/50 joint venture with Targa Resources were $26 million in the third quarter of 2018.

Liquidity:

Net cash provided by operating activities was $423 million in the third quarter of 2018, up from $88 million in the third quarter of 2017.  Net cash provided by operating activities before changes in working capital was $681 million in the third quarter of 2018, which includes a charge to general and administrative expense of $57 million for vacated office space, compared with $428 million in the year-ago quarter.  The third quarter 2018 reduction in cash flow from operating activities resulting from changes in working capital was $258 million, which includes premiums paid on calendar 2019 crude oil hedging contracts of $105 million and payment of previously accrued legal claims of $84 million related to former downstream interests.

In the third quarter of 2018, the Corporation purchased a total of $250 million of common shares, bringing total share repurchases under the Corporation’s previously announced $1.5 billion repurchase program to $1.25 billion.  The remaining $250 million is expected to be purchased during the fourth quarter.  In the third quarter, the Corporation also completed the sale of our joint venture interests in the Utica shale play for net cash consideration of approximately $400 million.

Excluding the Midstream segment, the Corporation had cash and cash equivalents of $2.6 billion and total debt of $5.7 billion at September 30, 2018.  The Corporation’s debt to capitalization ratio was 37.5 percent at September 30, 2018 and 36.1 percent at December 31, 2017.

The Midstream segment had cash and cash equivalents of $395 million and total debt of $983 million at September 30, 2018.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Exploration and Production	$(59)	$(236)	$(86)	$(236)
Midstream	—	(34)	—	(34)
Corporate, Interest and Other	(12)	(30)	(93)	(30)
Total items affecting comparability of earnings between periods	$(71)	$(300)	$(179)	$(300)

Third Quarter 2018:  E&P results include a pre-tax charge of $73 million ($73 million after-tax) in connection with vacated office space, of which $57 million is included in General and administrative expenses and $16 million is included in Depreciation, depletion and amortization.  In addition, E&P results include a pre-tax gain of $14 million ($14 million after-tax) from the sale of our joint venture interests in the Utica shale play.  As required under accounting standards, Corporate, Interest and Other results include an allocation of noncash income tax expense of $12 million to offset the recognition of a noncash income tax benefit recorded in other comprehensive income resulting from changes in fair value of our 2019 crude oil hedging program.

Third Quarter 2017: Results included an after-tax gain attributable to Hess Corporation of $280 million associated with the sale of our enhanced oil recovery assets in the Permian Basin.  This transaction, which included upstream and midstream assets, was allocated to the E&P segment ($314 million after-tax gain) and to the Midstream segment ($34 million after-tax loss).  E&P results also included a noncash after-tax charge of $550 million to impair the carrying value of our former assets in Norway.  Corporate, Interest and Other results included an after-tax charge of $30 million in connection with vacated office space.

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Net income (loss) attributable to Hess Corporation	$52	$(624)	$(184)	$(1,397)
Less: Total items affecting comparability of earnings between periods	(71)	(300)	(179)	(300)
Adjusted net income (loss) attributable to Hess Corporation	$123	$(324)	$(5)	$(1,097)

The following table reconciles reported net cash provided by (used in) operating activities from cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Cash provided by (used in) operating activities before changes in operating assets and liabilities	$681	$428	$1,541	$1,233
Changes in operating assets and liabilities	(258)	(340)	(483)	(631)
Net cash provided by (used in) operating activities	$423	$88	$1,058	$602

Hess Corporation will review third quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com. You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contacts:

Lorrie Hecker

(212) 536-8250

Jamie Tully

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,793	$1,348	$1,534
Gains (losses) on asset sales, net	14	274	11
Other, net	21	22	21
Total revenues and non-operating income	1,828	1,644	1,566

Costs and expenses
Marketing, including purchased oil and gas	491	338	450
Operating costs and expenses	266	353	288
Production and severance taxes	47	27	42
Exploration expenses, including dry holes and lease impairment	75	41	62
General and administrative expenses	143	111	129
Interest expense	99	79	98
Loss on debt extinguishment	—	—	26
Depreciation, depletion and amortization	489	759	444
Impairment	—	2,503	—
Total costs and expenses	1,610	4,211	1,539

Income (loss) before income taxes	218	(2,567)	27
Provision (benefit) for income taxes	121	(1,974)	114
Net income (loss)	97	(593)	(87)
Less: Net income (loss) attributable to noncontrolling interests	45	31	43
Net income (loss) attributable to Hess Corporation	52	(624)	(130)
Less: Preferred stock dividends	11	11	12
Net income (loss) attributable to Hess Corporation common stockholders	$41	$(635)	$(142)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2018	2017
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$4,673	$3,803
Gains (losses) on asset sales, net	32	276
Other, net	79	21
Total revenues and non-operating income	4,784	4,100

Costs and expenses
Marketing, including purchased oil and gas	1,299	791
Operating costs and expenses	842	1,085
Production and severance taxes	128	88
Exploration expenses, including dry holes and lease impairment	177	151
General and administrative expenses	382	301
Interest expense	300	245
Loss on debt extinguishment	53	—
Depreciation, depletion and amortization	1,350	2,237
Impairment	—	2,503
Total costs and expenses	4,531	7,401

Income (loss) before income taxes	253	(3,301)
Provision (benefit) for income taxes	308	(1,995)
Net income (loss)	(55)	(1,306)
Less: Net income (loss) attributable to noncontrolling interests	129	91
Net income (loss) attributable to Hess Corporation	(184)	(1,397)
Less: Preferred stock dividends	34	34
Net income (loss) attributable to Hess Corporation common stockholders	$(218)	$(1,431)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	September 30,	December 31,
	2018	2017
Balance Sheet Information

Cash and cash equivalents	$3,004	$4,847
Other current assets	1,497	1,310
Property, plant and equipment – net	16,107	16,192
Other long-term assets	953	763
Total assets	$21,561	$23,112

Current maturities of long-term debt	$85	$580
Other current liabilities	1,873	1,855
Long-term debt	6,609	6,397
Other long-term liabilities	1,854	1,926
Total equity excluding other comprehensive income (loss)	10,246	11,737
Accumulated other comprehensive income (loss)	(502)	(686)
Noncontrolling interests	1,396	1,303
Total liabilities and equity	$21,561	$23,112

	September 30,	December 31,
	2018	2017
Total Debt

Hess Corporation	$5,711	$5,997
Midstream (a)	983	980
Hess Consolidated	$6,694	$6,977

(a)  Midstream debt is non-recourse to Hess Corporation.

	September 30,	December 31,
	2018	2017
Debt to Capitalization Ratio

Hess Consolidated	37.5%	36.1%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Interest Expense

Gross interest expense – Hess Corporation	$89	$95	$269	$288
Less: Capitalized interest – Hess Corporation	(5)	(23)	(14)	(61)
Interest expense – Hess Corporation	84	72	255	227
Interest expense – Midstream (a)	15	7	45	18
Interest expense – Consolidated	$99	$79	$300	$245

(a)  Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$97	$(593)	$(87)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(14)	(274)	(11)
Depreciation, depletion and amortization	489	759	444
Impairment	—	2,503	—
Exploratory dry hole costs	25	—	13
Exploration lease and other impairment	8	7	10
Stock compensation expense	21	21	19
Noncash (gains) losses on commodity derivatives, net	49	13	47
Provision (benefit) for deferred income taxes and other tax accruals	6	(2,008)	2
Loss on debt extinguishment	—	—	26
Cash provided by (used in) operating activities before changes in operating assets and liabilities	681	428	463
Changes in operating assets and liabilities	(258)	(340)	(38)
Net cash provided by (used in) operating activities	423	88	425

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(472)	(489)	(430)
Additions to property, plant and equipment - Midstream	(68)	(24)	(63)
Payments for Midstream equity investments	(26)	—	(17)
Proceeds from asset sales, net of cash sold	574	604	27
Other, net	(3)	(1)	(1)
Net cash provided by (used in) investing activities	5	90	(484)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	—	11	—
Debt with maturities of greater than 90 days
Borrowings	—	—	—
Repayments	(19)	(30)	(157)
Common stock acquired and retired	(230)	—	(519)
Cash dividends paid	(86)	(91)	(87)
Noncontrolling interests, net	(13)	(33)	(11)
Other, net	16	(1)	15
Net cash provided by (used in) financing activities	(332)	(144)	(759)

Net Increase (Decrease) in Cash and Cash Equivalents	96	34	(818)
Cash and Cash Equivalents at Beginning of Period	2,908	2,492	3,726
Cash and Cash Equivalents at End of Period	$3,004	$2,526	$2,908

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(583)	$(553)	$(570)
Increase (decrease) in related liabilities	43	40	77
Additions to property, plant and equipment	$(540)	$(513)	$(493)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30,
	2018	2017
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(55)	$(1,306)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(32)	(276)
Depreciation, depletion and amortization	1,350	2,237
Impairment	—	2,503
Exploratory dry hole costs	38	—
Exploration lease and other impairment	28	22
Stock compensation expense	53	65
Noncash (gains) losses on commodity derivatives, net	134	43
Provision (benefit) for deferred income taxes and other tax accruals	(28)	(2,055)
Loss on debt extinguishment	53	—
Cash provided by (used in) operating activities before changes in operating assets and liabilities	1,541	1,233
Changes in operating assets and liabilities	(483)	(631)
Net cash provided by (used in) operating activities	1,058	602

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,265)	(1,275)
Additions to property, plant and equipment - Midstream	(168)	(108)
Payments for Midstream equity investments	(67)	—
Proceeds from asset sales, net of cash sold	607	783
Other, net	(8)	(1)
Net cash provided by (used in) investing activities	(901)	(601)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	—	15
Debt with maturities of greater than 90 days
Borrowings	—	—
Repayments	(610)	(107)
Proceeds from issuance of Hess Midstream Partnership LP units	—	366
Common stock acquired and retired	(1,120)	—
Cash dividends paid	(262)	(273)
Noncontrolling interests, net	(36)	(208)
Other, net	28	—
Net cash provided by (used in) financing activities	(2,000)	(207)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,843)	(206)
Cash and Cash Equivalents at Beginning of Period	4,847	2,732
Cash and Cash Equivalents at End of Period	$3,004	$2,526

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(1,544)	$(1,426)
Increase (decrease) in related liabilities	111	43
Additions to property, plant and equipment	$(1,433)	$(1,383)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$245	$186	$242
Other Onshore	6	8	25
Total Onshore	251	194	267
Offshore	88	191	92
Total United States	339	385	359
South America	136	55	73
Europe	1	34	4
Asia and other	66	84	89
E&P Capital and exploratory expenditures	$542	$558	$525

Total exploration expenses charged to income included above	$42	$32	$39

Midstream Capital expenditures	$83	$27	$84

	Nine Months Ended September 30,
	2018	2017
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$653	$424
Other Onshore	41	25
Total Onshore	694	449
Offshore	263	540
Total United States	957	989
South America	284	161
Europe	6	91
Asia and other	204	238
E&P Capital and exploratory expenditures	$1,451	$1,479

Total exploration expenses charged to income included above	$111	$128

Midstream Capital expenditures	$204	$75

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2018
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,394		$399		$1,793
Gains (losses) on asset sales, net	14		—		14
Other, net	5		7		12
Total revenues and non-operating income	1,413		406		1,819

Costs and expenses
Marketing, including purchased oil and gas (a)	490		16		506
Operating costs and expenses	153		62		215
Production and severance taxes	46		1		47
Midstream tariffs	169		—		169
Exploration expenses, including dry holes and lease impairment	33		42		75
General and administrative expenses	100		6		106
Depreciation, depletion and amortization	343		114		457
Total costs and expenses	1,334		241		1,575

Results of operations before income taxes	79		165		244
Provision (benefit) for income taxes	(21)		121		100
Net income (loss) attributable to Hess Corporation	$100	(b)	$44		$144

	Third Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$901		$446		$1,347
Gains (losses) on asset sales, net	330		—		330
Other, net	(7)		25		18
Total revenues and non-operating income	1,224		471		1,695

Costs and expenses
Marketing, including purchased oil and gas (a)	337		14		351
Operating costs and expenses	149		162		311
Production and severance taxes	26		1		27
Midstream tariffs	140		—		140
Exploration expenses, including dry holes and lease impairment	16		25		41
General and administrative expenses	52		4		56
Depreciation, depletion and amortization	437		272		709
Impairments	—		2,503		2,503
Total costs and expenses	1,157		2,981		4,138

Results of operations before income taxes	67		(2,510)		(2,443)
Provision (benefit) for income taxes	2		(1,971)		(1,969)
Net income (loss) attributable to Hess Corporation	$65	(c)	$(539)	(d)	$(474)
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax losses from realized crude oil hedging activities totaled $49 million (noncash premium amortization: $49 million; cash paid: $- million).
(c)

After-tax losses from realized crude oil hedging activities totaled $7 million (noncash premium amortization: $20 million; cash received: $13 million).  After-tax gains from unrealized crude oil hedging activities totaled $8 million.

(d)

After-tax gains from realized crude oil hedging activities totaled $1 million (noncash premium amortization: $5 million; cash received: $6 million).  After-tax gains from unrealized crude oil hedging activities totaled $4 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,181		$353	$1,534
Gains (losses) on asset sales, net	—		11	11
Other, net	3		6	9
Total revenues and non-operating income	1,184		370	1,554

Costs and expenses
Marketing, including purchased oil and gas (a)	462		1	463
Operating costs and expenses	181		60	241
Production and severance taxes	41		1	42
Midstream tariffs	163		—	163
Exploration expenses, including dry holes and lease impairment	34		28	62
General and administrative expenses	33		7	40
Depreciation, depletion and amortization	298		109	407
Total costs and expenses	1,212		206	1,418

Results of operations before income taxes	(28)		164	136
Provision (benefit) for income taxes	(9)		114	105
Net income (loss) attributable to Hess Corporation	$(19)	(b)	$50	$31
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax losses from realized crude oil hedging activities totaled $49 million (noncash premium amortization: $44 million; cash paid: $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $3 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Nine Months Ended September 30, 2018
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,569		$1,104		$4,673
Gains (losses) on asset sales, net	14		13		27
Other, net	16		20		36
Total revenues and non-operating income	3,599		1,137		4,736

Costs and expenses
Marketing, including purchased oil and gas (a)	1,299		44		1,343
Operating costs and expenses	524		179		703
Production and severance taxes	125		3		128
Midstream tariffs	483		—		483
Exploration expenses, including dry holes and lease impairment	92		85		177
General and administrative expenses	184		19		203
Depreciation, depletion and amortization	927		322		1,249
Total costs and expenses	3,634		652		4,286

Results of operations before income taxes	(35)		485		450
Provision (benefit) for income taxes	(39)		339		300
Net income (loss) attributable to Hess Corporation	$4	(b)	$146		$150

	Nine Months Ended September 30, 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,622		$1,175		$3,797
Gains (losses) on asset sales, net	330		—		330
Other, net	(29)		46		17
Total revenues and non-operating income	2,923		1,221		4,144

Costs and expenses
Marketing, including purchased oil and gas (a)	877		(31)		846
Operating costs and expenses	492		443		935
Production and severance taxes	86		2		88
Midstream tariffs	399		—		399
Exploration expenses, including dry holes and lease impairment	67		84		151
General and administrative expenses	143		23		166
Depreciation, depletion and amortization	1,366		754		2,120
Impairments	—		2,503		2,503
Total costs and expenses	3,430		3,778		7,208

Results of operations before income taxes	(507)		(2,557)		(3,064)
Provision (benefit) for income taxes	(21)		(1,982)		(2,003)
Net income (loss) attributable to Hess Corporation	$(486)	(c)	$(575)	(d)	$(1,061)
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax losses from realized crude oil hedging activities totaled $129 million (noncash premium amortization: $124 million; cash paid:  $5 million).  After-tax losses from unrealized crude oil hedging activities totaled $10 million.

(c)

After-tax losses from realized crude oil hedging activities totaled $6 million (noncash premium amortization: $30 million; cash received:  $24 million).  After-tax gains from unrealized crude oil hedging activities totaled $1 million.

(d)

After-tax gains from realized crude oil hedging activities totaled $3 million (noncash premium amortization: $11 million; cash received:  $14 million).  After-tax losses from unrealized crude oil hedging activities totaled $3 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	76	63	72
Other Onshore (a)	2	4	2
Total Onshore	78	67	74
Offshore	50	43	34
Total United States	128	110	108
Europe (b)	7	25	5
Africa (c) (d)	16	39	16
Asia	4	2	4
Total	155	176	133

Natural gas liquids - barrels
United States
Bakken	30	29	31
Other Onshore (a)	4	8	5
Total Onshore	34	37	36
Offshore	6	5	4
Total United States	40	42	40
Europe (b)	—	1	—
Total	40	43	40

Natural gas - mcf
United States
Bakken	72	63	68
Other Onshore (a)	47	85	61
Total Onshore	119	148	129
Offshore	89	69	52
Total United States	208	217	181
Europe (b)	8	29	6
Asia and other (d)	395	306	366
Total	611	552	553

Barrels of oil equivalent	297	311	265
(a)	The Corporation sold its Permian assets in August 2017. Production was 3,000 boepd in the third quarter of 2017.

In addition, the Corporation sold its Utica assets in August 2018.  Production was 10,000 boepd in the third quarter of 2018, 17,000 boepd in third quarter of 2017 and 13,000 boepd in the second quarter of 2018.

(b)	The Corporation sold its Norway assets in December 2017. Production was 20,000 boepd in the third quarter of 2017.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 27,000 boepd in the third quarter of 2017.
(d)	Production from Libya was 18,000 boepd in the third quarter of 2018, 12,000 boepd in the third quarter of 2017 and 18,000 boepd in the second quarter of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2018	2017
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	73	66
Other Onshore (a)	1	7
Total Onshore	74	73
Offshore	39	43
Total United States	113	116
Europe (b)	6	28
Africa (c) (d)	18	35
Asia	4	2
Total	141	181

Natural gas liquids - barrels
United States
Bakken	29	27
Other Onshore (a)	5	9
Total Onshore	34	36
Offshore	5	4
Total United States	39	40
Europe (b)	—	1
Total	39	41

Natural gas - mcf
United States
Bakken	69	61
Other Onshore (a)	58	97
Total Onshore	127	158
Offshore	59	65
Total United States	186	223
Europe (b)	8	33
Asia and other (d)	363	252
Total	557	508

Barrels of oil equivalent	273	307
(a)	The Corporation sold its Permian assets in August 2017. Production was 6,000 boepd in the first nine months of 2017.

In addition, the Corporation sold its Utica assets in August 2018.  Production was 12,000 boepd in the first nine months of 2018 and 20,000 boepd in the first nine months of 2017.

(b)	The Corporation sold its Norway assets in December 2017. Production was 24,000 boepd in the first nine months of 2017.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 28,000 boepd in the first nine months of 2017.
(d)	Production from Libya was 20,000 boepd in the first nine months of 2018 and 7,000 boepd in the first nine months of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	153	172	135
Natural gas liquids - barrels	40	43	40
Natural gas - mcf	611	552	553
Barrels of oil equivalent	295	307	267

Sales Volumes (in thousands) (a)

Crude oil - barrels	14,085	15,897	12,259
Natural gas liquids - barrels	3,696	3,920	3,620
Natural gas - mcf	56,251	50,808	50,303
Barrels of oil equivalent	27,156	28,285	24,263

	Nine Months Ended September 30,
	2018	2017
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	139	174
Natural gas liquids - barrels	39	41
Natural gas - mcf	557	508
Barrels of oil equivalent	271	300

Sales Volumes (in thousands) (a)

Crude oil - barrels	38,155	47,398
Natural gas liquids - barrels	10,624	11,391
Natural gas - mcf	151,946	138,742
Barrels of oil equivalent	74,103	81,913
(a)	Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Third	Third	Second
	Quarter	Quarter	Quarter
	2018	2017	2018
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$62.92	$42.14	$59.03
Offshore	66.62	46.11	62.80
Total United States	64.38	43.66	60.25
Europe	74.71	53.89	75.26
Africa	73.34	51.62	73.85
Asia	73.67	—	72.55
Worldwide	66.08	46.97	62.65

Crude oil - per barrel (excluding hedging)
United States
Onshore	$66.76	$42.85	$63.47
Offshore	70.44	46.72	67.14
Total United States	68.22	44.33	64.66
Europe	74.71	53.77	75.26
Africa	73.34	51.51	73.85
Asia	73.67	—	72.55
Worldwide	69.22	47.36	66.28

Natural gas liquids - per barrel
United States
Onshore	$22.99	$16.56	$20.08
Offshore	31.27	20.41	24.54
Total United States	24.29	17.04	20.51
Europe	—	26.44	—
Worldwide	24.29	17.22	20.51

Natural gas - per mcf
United States
Onshore	$1.99	$1.58	$1.94
Offshore	2.22	2.26	2.19
Total United States	2.09	1.80	2.01
Europe	3.55	4.58	3.53
Asia and other	5.22	4.34	5.17
Worldwide	4.11	3.35	4.12

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2018	2017
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$59.54	$44.20
Offshore	63.49	46.04
Total United States	60.90	44.88
Europe	72.37	52.68
Africa	71.14	50.51
Asia	70.68	52.83
Worldwide	62.89	47.16

Crude oil - per barrel (excluding hedging)
United States
Onshore	$63.38	$44.38
Offshore	67.29	46.24
Total United States	64.72	45.06
Europe	72.37	52.49
Africa	71.14	50.36
Asia	70.68	52.83
Worldwide	65.98	47.22

Natural gas liquids - per barrel
United States
Onshore	$21.27	$16.22
Offshore	27.63	19.95
Total United States	22.01	16.67
Europe	—	26.26
Worldwide	22.01	16.89

Natural gas - per mcf
United States
Onshore	$2.14	$2.04
Offshore	2.18	2.32
Total United States	2.15	2.12
Europe	3.50	4.24
Asia and other	4.96	4.12
Worldwide	4.00	3.25

The following is a summary of the Corporation’s outstanding West Texas Intermediate hedging program by calendar year:

	2018	2019
Barrels of oil per day	115,000	95,000
Monthly floor price of put options	$50	$60
Start date	October 1	January 1
Finish date	December 31	December 31